SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 1, 2013

FIRST M&F CORPORATION
(Exact name of registrant as specified in its charter)

MISSISSIPPI	0-9424	64-636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

134 West Washington Street
Kosciusko, Mississippi	39090
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (662) 289-5121

Not applicable
(Registrant's former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 1, 2013, First M&F Corporation, a Mississippi corporation (the “Company”) completed its merger (the “Merger”) with and into Renasant Corporation, a Mississippi corporation (“Renasant”) pursuant to an Agreement and Plan of Merger, dated as of February 6, 2013, by and between the Company and Renasant (the “Merger Agreement”). As a result of the Merger, the Company’s separate corporate existence ceased and Renasant continued as the surviving corporation.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company has notified The Nasdaq Global Select Market (“Nasdaq”) that at the effective time of the Merger, each share of the Company’s  common stock, $5.00 par value, issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive 0.6425 of a share of Renasant Corporation common stock, $5.00 par value per share, plus a payment of cash in lieu of fractional shares.  The Company requested that Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “Commission”) to delist the Company’s shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.  Accordingly, trading of the Company’s common stock on Nasdaq was suspended on September 3, 2013.

Item 3.03	Material Modification to Rights of Security Holders.

On September 1, 2013, pursuant to the terms of the Merger Agreement, each share of the Company’s common stock was converted into the right to receive 0.6425 of a share of Renasant Corporation common stock, $5.00 par value per share, plus a payment of cash in lieu of fractional shares.  As of the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of the Company, other than the right to receive the Merger consideration.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 11, 2013 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On September 1, 2013, pursuant to the terms of the Merger Agreement, the Company merged with and into Renasant, with Renasant continuing as the surviving corporation.

Simultaneous with the Merger, Merchants and Farmers Bank, a Mississippi banking corporation and wholly owned subsidiary of the Company, merged with and into Renasant Bank, a Mississippi banking corporation and wholly owned subsidiary of Renasant, with Renasant Bank surviving the merger and continuing its corporate existence under the name “Renasant Bank.”

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of February 6, 2013, between Renasant Corporation and First M&F Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 11, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M&F HOLDING CORPORATION

By:	/s/ John G. Copeland
John G. Copeland
Chief Financial Officer

Date: September 1, 2013